CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.



                                   ARTHUR ANDERSEN LLP

Las Vegas, Nevada
August 24, 1995